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                                                         EXHIBIT 2.A.2.
                                                         CORRECTED AND CONFORMED



                            ARTICLES OF AMENDMENT AND

                           RESTATEMENT OF THE CHARTER

                                       OF

                          BRANTLEY CAPITAL CORPORATION


     BRANTLEY CAPITAL CORPORATION, a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation that:

     1. The Corporation desires to amend and restate its charter.

     2. The amendment and restatement of the Corporation's charter was advised by the Board of Directors and approved by the initial stockholders.

     3. The total number of all classes of stock which the Corporation was heretofore authorized to issue is One Thousand (1,000) shares, all of one class, of the par value of One Cent ($.01) each and of the aggregate par value of Ten Dollars ($10.00).

     4. The total number of shares of all classes of stock of the Corporation as increased, and the number, par value and description of the shares are as set forth in Article FOURTH of these Articles of Amendment and Restatement of the Charter of the Corporation.

     5. The following are the Articles of Incorporation of the Corporation as amended and restated:

     FIRST: NAME. The name of the Corporation is BRANTLEY CAPITAL CORPORATION.

     SECOND: PURPOSE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law, including, without limitation, to act as a closed-end, non-diversified management investment company, electing status as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); provided, however, that the Corporation may cease to be treated as a business development company upon compliance with the requirements of the Investment Company Act with respect thereto.

     THIRD: PRINCIPAL OFFICE AND RESIDENT AGENT. The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and post office address of the Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.


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     FOURTH: CAPITAL STOCK.

     Section 1. The Corporation has authority to issue one class of capital stock as follows: 25,000,000 shares of common stock of the par value of One Cent ($.01) per share the ("Common Stock"), having an aggregate par value of $250,000.

     Section 2. All preferences, rights, including rights to the dividends, voting powers, restrictions and qualifications of or with respect to the shares of Common Stock of the Corporation are and shall be in all respects subject and subordinate to and limited, qualified and controlled by any and all prohibitions, limitations, restrictions and qualifications with respect thereto expressed in or resulting from compliance with (i) the laws of Maryland, (ii) the terms and provisions of or with respect to any shares of any class of preferred stock of the Corporation that are hereafter authorized and whether before or after the classification thereof and whether the terms and provisions thereof are those fixed by these Articles of Incorporation or by the Board of Directors pursuant to any authority or power in these Articles of Incorporation, or (iii) the other provisions of these Articles of Incorporation.

     Section 3. Unless otherwise provided in these Articles of Incorporation, the Board of Directors shall have the power to issue shares of capital stock of the Corporation from time to time for such consideration and in such form as may be fixed from time to time pursuant to the direction of the Board of Directors.

     Section 4. Unless otherwise expressly provided in these Articles of Incorporation, the holders of each share of capital stock of the Corporation shall be entitled to one vote for each full share of capital stock, and a fractional vote for each fractional share of capital stock then outstanding in his or her name in the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class of such shares, shall be voted in the aggregate and not by class; provided, however, that (i) when otherwise required by the General Corporation Law of the State of Maryland, (ii) when required by the Investment Company Act, or (iii) when the matter does not affect any interest of the particular class, then only stockholders of the affected class shall be entitled to vote thereon unless otherwise expressly provided in any amendment or supplement to these Articles. Stockholders of the Corporation shall not be entitled to cumulative voting in the election of directors or on any other matter unless otherwise expressly provided in any amendment or supplement to these Articles creating any new class of stock.

     Section 5. The presence in person or by proxy of the holders of record of the majority of all shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders of the Corporation, except as otherwise provided by the Investment Company Act, the General Corporation Law of the State of Maryland or in these Articles of Incorporation.

     Section 6. Except as otherwise provided in these Articles of Incorporation, and notwithstanding any provision of the Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the votes of all classes of capital stock of the Corporation (or of any class entitled to vote thereon as a separate class), such action shall be valid and effective if taken or authorized

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by the affirmative vote of the holders of a majority of the aggregate number of shares of capital stock of the Corporation outstanding and entitled to vote thereon.

     Section 7. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock or securities of the Corporation that may hereafter be created.

     Section 8. The holders of capital stock of the Corporation may remove a director for cause provided that the holders of at least 75% of the shares entitled to be cast on the matter approve such action.

     Section 9. The Corporation hereby elects to be subject to Title 3, Subtitle 7 of the General Corporation Law of the State of Maryland which governs the Voting Rights of Certain Control Shares, provided, however, that the provisions of Subtitle 7 shall not apply to any shares of the Corporation that are owned by an employee stock ownership or similar plan.

     Section 10. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.


     FIFTH: BOARD OF DIRECTORS. The directors shall initially be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, and initially, Class I will consist of one director, Class II will consist of two directors, and Class III will consist of two directors. The directors as initially classified shall hold office for terms as follows: the Class I director, Richard Moodie, shall hold office until the date of the annual meeting of stockholders in 1997 or until a successor shall be elected and qualified; the Class II directors, L. Patrick Bales and Benjamin F. Bryan shall hold office until the date of the annual meeting of stockholders in 1998 or until their successors shall be elected and qualified; and the Class III directors, Robert P. Pinkas and Michael J. Finn shall hold office until the date of the annual meeting of stockholders in 1999 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the directors in each such class shall be elected for a term of three years to succeed the directors whose terms of office expire. Each director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed as provided by these Articles of Incorporation, the Corporation's Bylaws, the Investment Company Act or the General Corporation Law of the State of Maryland. Any director may be removed for cause at any meeting of stockholders by a vote of 75% of all of the votes entitled to be cast for the election of directors at a meeting duly called for that purpose, which meeting will be held upon the written request of the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.



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     The Corporation may, through its Bylaws, fix the number of directors and divide the directors into classes and prescribe the tenure of office of the several classes.

     SIXTH: MANAGEMENT OF THE AFFAIRS OF THE CORPORATION.

     Section 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the Corporation's Bylaws) shall be vested in and exercised by the Board of Directors.

     Section 2. The Board of Directors shall have the power to fix an initial offering price for the shares of capital stock of the Corporation, which shall yield to the Corporation not less than the par value thereof, at which price the shares of capital stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its capital stock; provided, however, that sales by the Corporation of its shares of capital stock for less than net asset value (as defined in the Investment Company Act) shall be in accordance with the applicable requirements of the Investment Company Act.

     Section 3. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of capital stock; provided that dividends or distributions on shares of any class of capital stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class.

     Section 4. The Board of Directors shall have the power in its discretion to distribute to the stockholders of the Corporation in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereof, and regulations promulgated thereunder (collectively, the "Code"), and to avoid liability of the Corporation for federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

     Section 5. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation as may be permitted or required under the Code, without the vote of stockholders of the Corporation.

     Section 6. The Board of Directors shall have exclusive authority to make, alter or repeal from time to time any of the Bylaws of the Corporation, except to the extent that these Articles of Incorporation, the Bylaws or the Investment Company Act otherwise provide.

     Section 7. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions the accounts and books of the Corporation or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent required by the General Corporation Law of the State of Maryland or permitted by the Corporation's Bylaws.


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     Section 8. To the extent permitted under the General Corporation Law of the
State of Maryland, the Corporation may purchase shares of its capital stock upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

     Section 9. The net asset value of the property and assets of the Corporation shall be determined in accordance with the Investment Company Act, and at such times as the Board of Directors may direct, by deducting from the total market or appraised value of all of the property and assets of the Corporation, all debts, obligations and liabilities of the company (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

     Section 10. The Board of Directors from time to time may change the Corporation's name, without the vote or consent of the stockholders of the Corporation, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation.

     Section 11. The Corporation may be converted from a closed-end to an open-end investment company by a vote of at least 75% of the Continuing Directors (as defined below) and by the holders of at least 75% of the shares entitled to be cast on the matter. A "Continuing Director" for these purposes is any member of the Board of Directors who (i) is not a person or affiliate of a person who enters or proposes to enter into a business combination, as defined in the Maryland General Corporation Law, with the Corporation (an "Interested Party") and (ii) who has been a member of the Board of Directors of the Corporation for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and has been recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Corporation.

     Section 12. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the General Corporation Law of the State of Maryland, these Articles of Incorporation and the Bylaws of the Corporation.

     SEVENTH: DETERMINATIONS AS TO ACCOUNTING MATTERS. Any determination made in good faith, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority or the direction of the Board of Directors, (i) as to the amount of assets, obligations or liabilities of the Corporation, (ii) as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (iii) as to the amount of any reserves or charges set up and the propriety thereof, (iv) as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or is then or thereafter required to be paid or discharged), (v) as to the price of any security owned by the Corporation, (vi) as to any other matters relating to the issuance,

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sales, redemption or other acquisition or disposition of any securities by the
Corporation or any securities or shares of capital stock of the Corporation, or
(vii) as to any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all its stockholders, past, present and future, and shares of capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     EIGHTH: LIMITATIONS ON LIABILITY; INDEMNIFICATION.

     Section 1. To the fullest extent that limitations on the liability of directors and officers is permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for monetary damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment of these Articles of Incorporation or repeal of any of the provisions hereof shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     Section 2. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the General Corporation Law, the Securities Act and the Investment Company Act, as such statutes are now or hereafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that indemnification of directors and officers is permitted by the General Corporation Law, the Securities Act and the Investment Company Act. The Board of Directors may by bylaw, resolution or agreement make further provisions for indemnification of the directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law.


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     Section 3. No provision of this Article EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their respective offices.

     NINTH: PERPETUAL EXISTENCE. The duration of the Corporation shall be perpetual.

     TENTH: AMENDMENTS. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding shares of capital stock by classification, reclassification or otherwise), and other provisions that may, under the General Corporation Law of the State of Maryland, the Investment Company Act, securities law, or other laws in force at the time, be lawfully contained in articles of incorporation may be added or inserted upon the vote of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon, including a majority of any class entitled to vote thereon. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article TENTH.

     The term "Articles of Incorporation" or "Charter" as used herein and in the Bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended, restated or supplemented.


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     IN WITNESS WHEREOF, BRANTLEY CAPITAL CORPORATION has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and attested by its Secretary on October 29, 1996.



                                     BRANTLEY CAPITAL CORPORATION


                                     By /s/ ROBERT P. PINKAS
                                        ------------------------------
                                          Chief Executive Officer

ATTEST:

/s/ PAUL H. CASCIO
------------------------------
Paul H. Cascio, Secretary


ACKNOWLEDGEMENT

     The undersigned, Robert P. Pinkas, Chief Executive Officer of BRANTLEY CAPITAL CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.



                                     By /s/ ROBERT P. PINKAS
                                        ----------------------------------
                                          Chief Executive Officer



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